FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS FISCAL Q3 RESULTS
Fourth Consecutive Quarter of Positive Non-GAAP Earnings Per Share

SANTA CLARA, Calif., May 2, 2012 -- Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its 2012 fiscal third quarter ended April 1, 2012. For the quarter, total net revenue was $73.4 million.  Non-GAAP net income was $3.8 million, or $0.04 per diluted share, and net income on a GAAP basis was $2.4 million or $0.03 per diluted share.

In the third quarter of fiscal 2012, total net revenue was $73.4 million, compared to $75.7 million in the third quarter of fiscal 2011. Total net revenue for the third quarter was $29.7 million in the Americas, $31.5 million in EMEA, and $12.1 million in APAC. That compares to revenue in the Americas of $29.4 million, in EMEA of $29.4 million, and in APAC of $16.9 million for the same period last year. For the quarter, total revenue decreased 11%, and product revenue was down 15% sequentially from the second quarter of fiscal 2012.

"The Americas continues to be our highest performing region and we are aggressively taking steps to improve sales execution in APAC and EMEA in order to improve year over year performance", said Oscar Rodriguez, President and CEO of Extreme Networks. "Our new and enhanced product portfolio continues to garner increased customer and reseller interest, and we are taking the actions we believe are necessary to convert that interest into revenue growth for the Company."

Improvements in operational efficiency and cost reductions completed as part of the Company's strategic transformation have resulted in positive non-GAAP earnings per share for the fourth consecutive quarter.

In the third quarter, non-GAAP operating income was $4.1 million or 6% of net revenue, representing a 195% improvement when compared to non-GAAP operating loss of $4.3 million in the third quarter of fiscal 2011, which included a charge of $5.4 million related to inventory write-off. Non-GAAP operating income in the second quarter of fiscal 2012 was $5.8 million or 7% of net revenue, representing a 29%

decrease sequentially.

In the third quarter, the Company reported non-GAAP net income of $3.8 million or $0.04 per diluted share. That compares to non-GAAP net loss of $4.6 million or $0.05 per diluted share in the third quarter of last year, and to non-GAAP net income of $5.8 million or $0.06 per diluted share in the second quarter of fiscal 2012. Non-GAAP financial results exclude the impact of stock-based compensation, restructuring charges, and litigation settlements. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

Operating income on a GAAP basis was $2.7 million for the quarter, compared to operating loss of $6.6 million for the third quarter of last year. Operating income was $4.1 million in the second quarter of fiscal 2012.

Net income on a GAAP basis for the quarter was $2.4 million or $0.03 per diluted share, compared to GAAP net loss of $6.8 million or $0.07 per diluted share in the third quarter of last year. In the second quarter of fiscal 2012, GAAP net income was $4.1 million or $0.04 per diluted share.

Total cash and investments totaled $147.2 million as of April 1, 2012. The Company has no long-term debt.

2012 Fiscal Fourth Quarter non-GAAP Financial Guidance
For its 2012 fiscal fourth quarter, ending on June 30, 2012, the Company reiterates that it currently expects net revenue to be in a range of $82 million to $90 million and non-GAAP net income of $0.07 to $0.11 per diluted share, with full-year revenue guidance in the range of $317 million to $325 million and earnings per share guidance in the range of $0.22 cents to $0.26 cents per diluted share.

Conference Call for Q3 Financial Results on May 2, 2012
The  Company plans to release financial results for the quarter after the close of regular market trading on Wednesday, May 2, 2012, with another conference call to follow at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time).  The conference call may be heard by dialing 1-877-303-9826 (international callers dial1-224-357 2194).  A 7-day replay will be available following the call by dialing 1-800-585-8367 (international callers dial 1-404-537-3406).  The conference call ID is 72565790.

Non-GAAP Financial Measures
Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income/(loss) and non-GAAP operating income/(loss). In preparing our non-GAAP information, we have excluded, where applicable, the impact of restructuring charges, share-based compensation and litigation settlements. We believe that excluding these items provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company's marketplace performance. In particular, management finds it useful to exclude these items in order to more readily correlate the Company's operating activities with the Company's ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude restructuring charges, share-based compensation expense and litigation settlements for these periods. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.
Extreme Networks is a technology leader in high-performance Ethernet switching for cloud, data center and mobile networks.  Based in Santa Clara, CA, Extreme Networks has more than 6,000 customers in more than 50 countries.  For more information, visit extremenetworks.com.

Extreme Networks is a trademark or registered trademark of Extreme Networks, Inc. in the United States and/or other countries.

# # #

This announcement contains forward-looking statements, including our guidance regarding future results, that involve risks and uncertainties, including statements regarding the Company's expectations regarding financial performance, the impact of the restructuring and company transformation, and product introduction. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: a challenging macro-economic environment both in the United States and overseas; fluctuations in demand for the Company's products and services; a highly competitive business environment for network switching equipment; the Company's effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigation, and a dependency on third parties for certain components and for the manufacturing of the Company's products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors,” which are on file with the Securities and Exchange Commission."

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	April 1, 2012	July 3, 2011
ASSETS
Current assets:
Cash and cash equivalents	$53,323	$49,972
Short-term investments	22,349	41,357
Accounts receivable, net of allowances of $1,385 at April 1, 2012 and $1,412 at July 3, 2011	45,739	33,689
Inventories, net	23,269	21,583
Deferred income taxes	734	681
Prepaid expenses and other current assets, net	5,167	10,132
Assets held for sale	17,081	—
Total current assets	167,662	157,414
Property and equipment, net	25,235	41,877
Marketable securities	71,577	55,648
Intangible assets	4,291	4,906
Other assets, net	9,801	11,128
Total assets	$278,566	$270,973
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,455	$15,092
Accrued compensation and benefits	11,451	13,723
Restructuring liabilities	655	3,183
Accrued warranty	2,841	2,640
Deferred revenue, net	32,134	29,613
Deferred distributors revenue, net of deferred cost of sales to distributors	17,968	16,552
Other accrued liabilities	12,295	19,050
Total current liabilities	96,799	99,853
Deferred revenue, less current portion	7,629	7,360
Deferred income taxes	130	93
Other long-term liabilities	1,006	2,381
Commitments and contingencies
Stockholders’ equity	173,002	161,286
Total liabilities and stockholders’ equity	$278,566	$270,973

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 1, 2012	March 27, 2011	April 1, 2012	March 27, 2011
Net revenues:
Product	$58,009	$61,065	$189,316	$200,611
Service	15,359	14,634	45,758	44,056
Total net revenues	73,368	75,699	235,074	244,667
Cost of revenues:
Product	26,623	33,062	86,922	94,786
Service	5,534	6,074	17,137	18,501
Total cost of revenues	32,157	39,136	104,059	113,287
Gross profit:
Product	31,386	28,003	102,394	105,825
Service	9,825	8,560	28,621	25,555
Total gross profit	41,211	36,563	131,015	131,380
Operating expenses:
Sales and marketing	20,657	24,830	65,512	74,823
Research and development	10,376	11,237	33,866	36,126
General and administrative	7,553	6,066	21,777	18,614
Restructuring charge, net of reversal	(35)	1,043	1,357	1,043
Litigation settlement	—	(49)	—	(4,249)
Total operating expenses	38,551	43,127	122,512	126,357
Operating income (loss)	2,660	(6,564)	8,503	5,023
Interest income	294	298	929	959
Interest expense	—	(36)	(75)	(95)
Other income (expense)	(73)	(161)	(55)	(320)
Income (loss) before income taxes	2,881	(6,463)	9,302	5,567
Provision for income taxes	509	378	1,240	767
Net income (loss)	$2,372	$(6,841)	$8,062	$4,800
Basic and diluted net income (loss) per share:
Net income (loss) per share - basic	$0.03	$(0.07)	$0.09	$0.05
Net income (loss) per share - diluted	$0.03	$(0.07)	$0.09	$0.05
Shares used in per share calculation - basic	93,659	91,578	93,205	91,103
Shares used in per share calculation - diluted	94,600	91,578	94,245	92,526

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	April 1, 2012	March 27, 2011
Net cash provided by operating activities	$6,407	$15,497
Cash flows used in investing activities:
Capital expenditures	(4,421)	(4,185)
Purchases of investments	(53,318)	(90,223)
Proceeds from maturities of investments and marketable securities	28,297	22,100
Proceeds from sales of investments and marketable securities	25,812	52,930
Purchases of intangible assets	(275)	—
Net cash used in investing activities	(3,905)	(19,378)
Cash flows provided by financing activities:
Proceeds from issuance of common stock	753	1,135
Deposit received from sale of buildings	1,001	502
Net cash provided by financing activities	1,754	1,637

Foreign currency effect on cash	(905)	679

Net decrease in cash and cash equivalents	3,351	(1,565)
Cash and cash equivalents at beginning of period	49,972	51,944
Cash and cash equivalents at end of period	$53,323	$50,379

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 1, 2012	March 27, 2011	April 1, 2012	March 27, 2011

Operating income (loss) - GAAP Basis	$2,660	$(6,564)	$8,503	$5,023

Non-GAAP adjustments
Stock-based compensation expense	$1,476	$1,296	$4,652	$3,780
Restructuring charge, net of reversal	(35)	1,043	1,357	1,043
Litigation settlement	—	(49)	—	(4,249)
Total Non-GAAP adjustments	$1,441	$2,290	$6,009	$574
Operating income (loss) - Non-GAAP Basis	$4,101	$(4,274)	$14,512	$5,597

Net income (loss) - GAAP Basis	$2,372	$(6,841)	$8,062	$4,800
Total Non-GAAP adjustments	1,441	2,290	6,009	574
Net income (loss) - Non-GAAP Basis	$3,813	$(4,551)	$14,071	$5,374

NON-GAAP ADJUSTMENTS
Cost of product revenue	$81	$85	$372	$318
Cost of service revenue	59	75	203	225
Sales and marketing	487	446	1,306	1,406
Research and development	289	248	1,041	740
General and administrative	560	442	1,730	1,091
Restructuring charge, net of reversal	(35)	1,043	1,357	1,043
Litigation settlement	—	(49)	—	(4,249)
Total non-GAAP adjustments	$1,441	$2,290	$6,009	$574